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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on or about June 29, 2015) and related Prospectus of Gannett Co., Inc. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2015, with respect to the combined financial statements and schedule of Gannett Co., Inc. included in its Registration Statement (Form 10) for the years ended December 28, 2014, December 29, 2013 and December 30, 2012, initially filed with the Securities and Exchange Commission on March 12, 2015, as amended by Amendment No. 1 on May 1, 2015, as amended by Amendment No. 2 on May 21, 2015, as amended by Amendment No. 3 on June 9, 2015, and as amended by Amendment No. 4 on June 12, 2015.

/s/ Ernst & Young LLP

McLean, Virginia
June 29, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm